Exhibit 10.1

July 12, 2019

Organogenesis Holdings Inc.

85 Dan Road

Canton, Massachusetts 02021

Attn: Gary S. Gillheeney, Sr., President and Chief Executive Officer

Re:     Warrant Exchange Agreement

Ladies and Gentlemen:

This letter agreement (the “Agreement”) confirms the agreement of Organogenesis Holdings Inc., a Delaware corporation (the “Company”), and the holders of an aggregate of 4,100,000 warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), at an exercise price of $5.75 per half Share and as listed on Schedule I attached hereto (the “Warrantholders”), pursuant to which each Warrantholder has agreed to exchange each Warrant owned by such Warrantholder at an exchange ratio (the “Exchange Ratio”) equal to the exchange ratio of the Company’s planned exchange offer (the “Exchange Offer”) to all holders of the Company’s issued and outstanding warrants that were issued in connection with the Company’s initial public offering pursuant to a prospectus dated October 10, 2016, exercisable for Shares at an exercise price of $5.75 per half Share (the “Public Warrants”) in effect at the expiration of such Exchange Offer, on the terms specified below.

In consideration of the foregoing, the Company and the Warrantholders agree as follows:

(1) On the first business day after the satisfaction of the closing conditions set forth in Section 4 (the “Closing Date”), each Warrantholder shall exchange all of the Warrants owned by such Warrantholder for Shares (the “Exchange”) at the Exchange Ratio. The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). On the Closing Date: (a) the Company and the Warrantholders shall jointly and irrevocably instruct Continental Stock Transfer & Trust Company (the “Transfer Agent”) to cancel the Warrants; and (b) the Company shall irrevocably instruct the Transfer Agent to issue and deliver to the Warrantholders the Shares to be issued upon exchange of the Warrants based on the Exchange Ratio.

(2) The Company represents and warrants to each Warrantholder as follows:

(a) Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of the Warrantholders contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(b) It has the requisite corporate power and authority and power to enter into this Agreement and to consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

(c) The Shares have been duly authorized and, when issued in exchange for the Warrants, will be validly issued, fully paid and non-assessable.

(3) Each Warrantholder, as to itself only, represents and warrants to the Company as follows:

(a) It has the requisite power and authority to enter into this Agreement and consummate the Exchange.

(b) It is the record and beneficial owner of, and has valid and marketable title to, the Warrants being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Warrants being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Warrants being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Warrants to any person, (ii) restricting its right to surrender and exchange such Warrants as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Warrants.

(c) Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

(4) The obligation of the Company and the Warrantholders to consummate the transactions contemplated by this Agreement is subject to the Company’s acceptance of the tender of 65% or more of the outstanding Public Warrants in the Exchange Offer.

(5) This agreement, and any action or proceeding arising out of or relating to this agreement, shall be exclusively governed by the laws of the State of New York.

(6) In the event that any part of this agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this agreement shall remain in full force and effect. In such an event, the Warrantholders and the Company shall endeavor in good faith negotiations to modify this agreement so as to affect the original intent of the parties as closely as possible.

(7) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[SIGNATURE PAGE FOLLOWS]

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Warrantholders: Avista Capital Partners IV, L.P.

By:	/s/ Robert Girardi
Name:	Robert Girardi
Title:	Partner

Avista Capital Partners (Offshore) IV, L.P.

By:	/s/ Robert Girardi
Name:	Robert Girardi
Title:	Partner

Signature Page to Warrant Exchange Agreement

Acknowledged and agreed to:

Company:

Organogenesis Holdings Inc.

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Chief Financial Officer

Signature Page to Warrant Exchange Agreement

SCHEDULE I

Warrantholder	Warrants to be Exchanged
Avista Capital Partners IV, L.P.	2,055,510
Avista Capital Partners (Offshore) IV, L.P.	2,044,490

Total	4,100,000

Restrictive Legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.